EXHIBIT 1

Joint Filing Agreement

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $0.01 per share, of WideOpenWest, Inc., a Delaware corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(k)(l)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement this August 8, 2018.

CRESTVIEW PARTNERS III GP, L.P.

By: Crestview, L.L.C., its general partner

By: /s/ Evelyn C. Pellicone

Name: Evelyn C. Pellicone

Title: Chief Financial Officer

CRESTVIEW W1 HOLDINGS, L.P.

By: Crestview W1 GP, LLC, its general partner

By: /s/ Evelyn C. Pellicone

Name: Evelyn C. Pellicone

Title: Chief Financial Officer

CRESTVIEW W1 TE HOLDINGS, LLC

By: /s/ Evelyn C. Pellicone

Name: Evelyn C. Pellicone

Title: Chief Financial Officer

CRESTVIEW W1 CO-INVESTORS, LLC

By: /s/ Evelyn C. Pellicone

Name: Evelyn C. Pellicone

Title: Chief Financial Officer

CRESTVIEW ADVISORS, L.L.C.

By: /s/ Evelyn C. Pellicone

Name: Evelyn C. Pellicone

Title: Chief Financial Officer